Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-4 of Blackstone Products, Inc. (the “Company”) of our report dated March 31, 2022 with respect to our audit of Ackrell SPAC Partners I Co.’s financial statements as of and for the year ended December 31, 2021 and appears in the Prospectus as part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/ UHY LLP

New York, New York

April 12, 2022